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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143906) pertaining to the Amended and Restated 2003 Stock Option and Incentive Plan and the 2007 Employee, Director and Consultant Stock Plan of EnerNOC, Inc., of our report dated March 17, 2008, with respect to the consolidated financial statements of EnerNOC, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                        /s/ Ernst & Young LLP

Boston, Massachusetts
March 25, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm